Non‑Employee Director
Restricted Stock Units Agreement

Grantee:
No. of Stock Units:

This Agreement (the “Agreement”) evidences the award of ____________ restricted stock units (each, a “Stock Unit,” and collectively, the “Stock Units”) of the Common Stock of Forward Air Corporation, a Tennessee corporation (the “Company”), granted to you, _______________________, effective as of _______________, _____ (the “Grant Date”), pursuant to the Forward Air Corporation Amended and Restated Non‑Employee Director Stock Plan (the “Plan”), as further amended effective May 10, 2016, and conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement. Each Unit represents the Company’s commitment to issue one share of the Company’s Common Stock at a future date, subject to the terms set forth below and the Plan.
1.    Terminology. Unless otherwise provided in this Agreement, capitalized words used herein are defined in the Glossary at the end of this Agreement.
2.    Vesting.
(a)    All of the Stock Units are nonvested and forfeitable as of the Grant Date.
(b)    So long as your Service with the Company is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the Stock Units will vest and become nonforfeitable on the earlier of (a) the day immediately prior to the first Annual Meeting that occurs after the Grant Date or (b) the first anniversary of the Grant Date.
(c)    If you die while in the Service of the Company or your Service terminates by reason of Disability, all of the Stock Units will become vested and nonforfeitable as of your death or such termination of Service.
(d)    To the extent not earlier vested or forfeited, all of the Stock Units will become vested and nonforfeitable on the date of, and immediately before, the occurrence of a Change in Control.
3.    Termination of Service. Unless otherwise determined by the Board or as specified herein, if your Service with the Company ceases for any reason other than death or Disability, all Stock Units that are not then vested and nonforfeitable will be immediately forfeited to the Company upon such cessation for no consideration.
4.    Restrictions on Transfer. Neither this Agreement nor any of the Stock Units may be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), and the Stock Units shall not be subject to execution, attachment or similar process or in any other manner be made subject to a hedge transaction or puts and calls. All rights with respect to this Agreement and the Stock Units shall be exercisable during your lifetime only by you or your guardian or legal representative.
5.    Dividend Equivalent Payments. On each dividend payment date for each cash dividend paid on the outstanding Common Stock, the Company will credit a bookkeeping account in your name with dividend equivalents in the form of additional vested Stock Units, equal to the quotient, rounded to three decimal places, determined by dividing (a) the product of (i) the amount of cash dividend per share of Common Stock multiplied by (ii) the number of whole Stock Units credited to your account as of the record date, by (b) the Fair Market Value of a share of Common Stock on the dividend payment date. If your vested Stock Units have been settled after the record date but prior to the dividend payment date, any Stock Units that would be credited pursuant to the preceding sentence shall be settled on or as soon as practicable after the dividend payment date. Nothing herein shall preclude the Board from exercising its discretion under the Plan to determine whether to eliminate fractional units or credit fractional units to accounts, and the manner in which fractional units will be credited.
6.    Settlement of Stock Units. Except as provided below with respect to a Change in Control, your Stock Units, to the extent vested, will be settled automatically, via the issuance of Common Stock as described herein, upon your Termination Date or as soon as practicable thereafter but in no event later than the close of the calendar year in which the Termination Date occurs or such later date as may be permitted under Section 409A of the Code. You are not required to make any monetary payment as a condition to settlement of the Stock Units. The Company will issue to you, in settlement of your Stock Units, the number of whole shares of Common Stock that equals the number of whole Stock Units, and the Stock Units will cease to be outstanding upon your receipt of such settlement payment. Upon issuance of such shares, the Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf, as the Company may choose at its sole discretion, within reason. Fractional Stock Units will be settled in cash. In the event of your death, settlement of your Stock Units will be made in the same manner on behalf of your estate. Notwithstanding the foregoing, in the event of any transaction resulting in a Change in Control of the Company, your Stock Units will be settled in shares or in cash at the time of the Change in Control, or as soon as practicable thereafter, but in no event later than the close of the calendar year in which the Change in Control occurs.
7.    Restrictions on Issuance of Shares. The issuance of shares of Common Stock upon settlement of the Stock Units shall be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Stock Units, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
8.    Adjustments for Corporate Transactions and Other Events.
(a)    Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of outstanding Stock Units shall, without further action of the Board, be adjusted to reflect such event. Adjustments under this Section 8(a) will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.
(b)    Merger, Consolidation and Other Events. If the Common Stock is converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and the Stock Units shall pertain to and apply to the securities or other property (including cash) to which a holder of the number of shares of Common Stock subject to the Stock Units would have been entitled.
9.    Non‑Guarantee of Directorship. Nothing in the Plan or this Agreement, nor any action taken pursuant to the Plan, shall confer any right on you to continue in the service of the Company as a member of the Board or in any other capacity for any period of time or at a particular retainer or other rate of compensation, or as limiting, interfering with or otherwise affecting the provisions of the Company’s charter, bylaws or the Tennessee Business Corporation Act relating to the removal of directors.
10.    Rights as Stockholder. Except as otherwise provided in this Agreement with respect to dividend equivalent payments, neither you nor any other person claiming through you shall have any rights with respect to any shares of Common Stock subject to the Stock Units, including without limitation, any voting rights, unless and until such shares are duly issued and delivered to you.
11.    The Company’s Rights. The existence of the Stock Units shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
12.    Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Board, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
13.    Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Stock Units granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Stock Units granted hereunder shall be void and ineffective for all purposes.
14.    Amendment. This Agreement may be amended from time to time by the Board in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Stock Units as determined in the discretion of the Board, except as provided in the Plan or in a written document signed by each of the parties hereto.
15.    Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Except as may be necessary to give effect to the 409A Savings Clause provisions of Section 18 of this Agreement, any inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Secretary of the Company.
16.    No Funding. This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Common Stock in the future in accordance with its terms. You have the status of a general unsecured creditor of the Company as a result of receiving the grant of Stock Units. Any cash payment due under this Agreement with respect to dividend equivalent payments under Section 5 hereof will be paid from the general assets of the Company and nothing in this Agreement will be construed to give you or any other person rights to any specific assets of the Company.
17.    Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Board relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Tennessee, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Greeneville, Tennessee, and you hereby agree and submit to the personal jurisdiction and venue thereof.
18.    409A Savings Clause. This Agreement and the Stock Units granted hereunder are intended to comply with Section 409A of the Code. This Agreement and the Stock Units shall be administered, interpreted and construed in a manner consistent with such Code Section. Should any provision of this Agreement or the Stock Units be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it shall be modified and given effect, in the sole discretion of the Board and without requiring your consent (notwithstanding the provisions of Section 14 above), in such manner as the Board determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. In the event that you are a “specified employee” upon your Termination Date, within the meaning of Section 409A of the Code as determined in good faith by the Board, settlement of any Stock Units, the settlement of which is triggered by the occurrence of your Termination Date, will be delayed until the first business day after the expiration of six months following your Termination Date.
19.    Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
20.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.    Electronic Delivery of Documents. By your signing the Agreement, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Stock Units and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.
{Glossary appears on next page}

GLOSSARY
(a)    “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Forward Air Corporation (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.
(b)    “Annual Meeting” means an Annual Meeting of Shareholders of the Company at which directors are elected.
(c)    “Board” means the Board of Directors of Forward Air Corporation.
(d)    “Change in Control” shall have the meaning ascribed thereto in the Plan.
(e)    “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder.
(f)    “Common Stock” means the common stock, $0.01 par value per share, of Forward Air Corporation.
(g)    “Company” means Forward Air Corporation and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Forward Air Corporation.
(h)    “Disability” shall mean a total disability as determined under procedures established by the Board for purposes of the Plan.
(i)    “Fair Market Value” has the meaning set forth in the Plan. The Plan generally defines Fair Market Value to mean the closing price on the relevant date as quoted on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading. If no public trading of the Common Stock occurs on the relevant date, the Fair Market Value will be determined as of the most recent preceding date on which trading of the Common Stock does occur.
(j)    “Service” means your service in the capacity as a non‑employee director on the Board.
(k)    “Termination Date” means the date on which you cease to serve as a member of the Board and have otherwise incurred a “separation from service” within the meaning of Section 409A of the Code.
(l)    “You”; “Your”. You means the recipient of the Stock Units as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Board, to apply to the estate, personal representative, or beneficiary to whom the Stock Units may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.
{End of Agreement; Signature page follows.}

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.
FORWARD AIR CORPORATION
By:
Date:
The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. The undersigned also consents to electronic delivery of all notices or other information with respect to the Stock Units or the Company.
WITNESS                        GRANTEE

Date:
Enclosure: Prospectus for the Forward Air Corporation Amended and Restated Non‑Employee Director Stock Plan